NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER OF THIS CERTIFICATE AGREES THAT IF ANY TRANSFER OF THIS WARRANT, THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT OR ANY INTEREST THEREIN IS PROPOSED TO BE MADE, AS A CONDITION PRECEDENT TO ANY SUCH TRANSFER, THE COMPANY MAY REQUIRE THE HOLDER TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED TO EFFECT SUCH TRANSFER.


         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.


                                 TECHEDGE, INC.


                          Common Stock Purchase Warrant

No.                                                           August 10, 2005
   ----

      THIS CERTIFIES that, for value received, Elite Financial Communications Group, LLC (the "Holder"), is entitled to subscribe for, and purchase from, Techedge, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, up to 50,000 shares (the "Warrant Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), at any time or from time to time during the period commencing on [July 6, 2005] [October 5, 2005] [January 3, 2006] [April 3, 2006](the "Initial Exercise Date") and terminating at 5:00 p.m., New York local time, on the twenty-four-month anniversary of the date on which a registration statement registering the resale by the Holder of the Warrant Shares under the Securities Act has been declared effective by the United States Securities and Exchange Commission (the "Exercise Period"). This Warrant shall be exercisable at an exercise price per share (the "Exercise Price") equal to [$0.90] [$1.10] [$1.30] [1.50]; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise and the Exercise Price, shall be adjusted as therein specified.

      Section 1. Exercise of Warrant.

      (a) Subject to compliance with applicable securities laws [and Section 12], this Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (together with the election attached hereto as Exhibit A duly executed and completed) to the Company at its office at 33 Wood Avenue South, 7F, Iselin, New Jersey 08830, Attention:
President, or at such other place as is designated in writing by the Company, together with payment of the Exercise Price for the shares of Common Stock as to which this Warrant is being exercised, payable in accordance with the provisions of Section 1(b). In the event of a proposed sale of all or substantially all of the Company's assets or outstanding shares of Common Stock, this Warrant may be exercised conditionally subject to the completion of such sale, with any payment of the Exercise Price being payable on the closing date of such sale.

      (b) The Exercise Price shall be payable, at the option of the Holder, either: (i) by a wire transfer or in cash or by certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised or (ii) by acceptance of a reduced number of shares of Common Stock in accordance with the further provisions of this Section 1(b). If the Holder elects to pay the Exercise Price pursuant to clause (ii), the Holder shall receive from the Company upon exercise of this Warrant the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock for which this Warrant is being exercised at such time by (B) a fraction, (1) the numerator of which shall be the difference between (x) the Current Market Price per share of Common Stock at such time and (y) the Exercise Price per share of Common Stock, and (2) the denominator of which shall be the Current Market Price per share of Common Stock at such time.

      (c) For purposes of this Warrant, "Current Market Price" means on any date, for any security, (i) if such security is of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the ten (10) trading days before such date, excluding any trades which are not bona fide, arms' length transactions (and the closing price for each such day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and ask prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which the securities are then listed, admitted to trading or traded), (ii) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the OTC Bulletin Board, or if such securities are not then quoted on such system, as published by the Pink Sheets LLC, or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (iii) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the "Current Market Price" of such security shall be the fair value thereof on such date, which shall be determined in good faith by the board of directors of the Company (the "Board") (provided, that, if the Holder notifies the Company in writing disputing the determination of the Board within 20 days after such determination, the Holder shall select an investment bank of national recognition reasonably acceptable to the Company to determine the fair value of such security, the investment bank's determination to be conclusive, absent manifest error, and the cost of such determination to be borne by the Company, except that the Holder shall bear such costs if the investment bank's determination is equal to or less than the Board's determination).

      Section 2. Rights Upon Exercise: Delivery of Securities.

      Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares so purchased, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

      Section 3. Transfer and Exchange.

      Any Warrants issued upon the permitted transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder. In the event of a transfer, the Holder shall complete the form of assignment attached hereto as Exhibit B.

      Section 4. Reservation of Shares.

      The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive or similar rights of stockholders.

      Section 5. Antidilution.

      (a) Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide or split its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or effect a reverse stock-split thereof, then, in each such event, the Exercise Price in effect immediately prior to such issuance, subdivision, split, combination or reverse stock-split shall, simultaneously with the happening of such event, be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5(a). The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 5) be in effect, and (b) the denominator is the adjusted Exercise Price in effect on the date of such exercise. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such issuance, subdivision, split, dividend, combination or reverse stock-split, as the case may be.

      (b) Mergers. If, at any time on or after the Initial Exercise Date, the Company shall merge, consolidate or effect a share exchange with another entity, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another entity and pursuant to the terms of such merger, consolidation, share exchange or disposition of assets, cash, shares of Common Stock or other securities of the successor or acquiring entity, or property of any nature is to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall be entitled, upon exercise of this Warrant, to receive in respect of the Common Stock issuable upon exercise of this Warrant, and upon delivery to the Company of this Warrant for cancellation, the amount of cash, shares of Common Stock, other securities or other property that it would have been entitled to receive if such Holder had exercised this Warrant in full immediately prior to the occurrence of such merger, consolidation, share exchange or disposition of assets. In the case of any such merger, consolidation, share exchange or disposition of assets, the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as reasonably determined in good faith by resolution of the Board) in order to provide for adjustments of the Common Stock issuable upon exercise of this Warrant that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. The foregoing provisions shall similarly apply to successive mergers, consolidations, share exchanges and disposition of assets.

      (c) Recapitalizations. If, at any time on or after the Initial Exercise Date, the Company shall effect any capital reorganization or any reclassification of its capital stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock subdivision, split, dividend, combination or reverse stock-split of shares as provided for in Section 5(a)), then in each case the Company shall cause effective provision to be made so that this Warrant shall be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 with respect to this Warrant.

      (d) Adjustment Rules. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock issuable upon exercise of this Warrant:


            (i) Whenever any adjustment is required under any provision of this
Section 5, the Company shall compute (or may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company)) to compute the adjustments and shall prepare a certificate signed by the principal financial officer of the Company (or cause any such independent public accountants to execute a certificate) setting forth the adjusted Exercise Price and adjusted amount of Common Stock or other stock, securities, cash and other property issuable upon exercise of the Warrants, and showing in reasonable detail the facts upon which such adjustments are based, and the Company shall forthwith deliver a notice of such adjustments that sets forth such adjustments to all record holders of the Warrants.

            (ii) If the amount of any adjustment of the Exercise Price required pursuant to this Section 5 would be less than 1% of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto made at the earlier of (i) exercise of any Warrants by any holder or (ii) at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Exercise Price.

            (iii) If on or after the Initial Exercise Date the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or other rights and shall, thereafter and before the payment of such dividend or distribution or the granting of such rights, legally abandon its plan to pay or deliver such dividend, distribution or other rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

      (e) The Company may, at its option, at any time during the term of the Warrant, reduce the then current Exercise Price to any amount, consistent with applicable law, deemed appropriate by the Board.

      (f) If at any time, as a result of any adjustment made pursuant to this
Section 5, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 5 with respect to the Common Stock.

      (g) The Company will not, by amendment of its certificate of incorporation or bylaws or other action or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

      (h) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      (i) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

      (j) Notwithstanding anything herein to the contrary, the Company shall not be required to issue fractions of shares of Common Stock (or fractional interest in any other security) upon the exercise of this Warrant. If any fraction of a share of Common Stock (or fractional interest in any other security) would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall pay in lieu of such fraction an amount in cash equal to the same fraction of the Current Market Price per share of Common Stock (and/or other security) on the date of exercise. If the Holder shall exercise more than one Warrant in the same transaction, any payment in respect of fractional shares (or other fractional interest) shall be based on the final fraction resulting from aggregating all such exercises.

      Section 6. Notice of Certain Events.

            In case at any time the Company shall propose:

      (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock;

      (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities;

      (c) to effect any reclassification of outstanding shares of Common Stock or any consolidation, merger, sale, lease, share exchange or conveyance of property, as described in Section 5;

      (d) to effect any liquidation, dissolution, or winding-up of the Company;
or

      (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by overnight or registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined; (ii) the date on which any such reclassification, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities, cash or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share; provided, however, that the Company's failure to so provide any such notice shall not affect the validity of any such action specified in clauses (a) through (e) above.

      Section 7. Charges and Taxes.

      The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any Warrant or certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such Warrant or certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 8. Compliance with Securities Laws.

      (a) The Holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of the date hereof, such Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under by the Securities and Exchange Commission under the Securities Act.

      (b) Until sold pursuant to the provisions of Rule 144 or otherwise registered under the Securities Act, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER OF THIS CERTIFICATE AGREES THAT IF ANY TRANSFER OF THE SECURITIES REPRESENTED HEREBY OR ANY INTEREST THEREIN IS PROPOSED TO BE MADE, AS A CONDITION PRECEDENT TO ANY SUCH TRANSFER, THE COMPANY MAY REQUIRE THE HOLDER TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED TO EFFECT SUCH TRANSFER.

      Section 9. Loss; Theft; Destruction; Mutilation.

      Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      Section 10. Stockholder Rights.

      The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      Section 11. Governing Law.

      This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      Section 12. Termination.

      Notwithstanding anything else in this Warrant to the contrary, in the event that the Company elects to terminate the service agreement, dated July 12, 2005 (the "Service Agreement"), between the Company and the Holder in accordance with the provisions of Section 2 of the Service Agreement and such election is made prior to the Initial Exercise Date, this Warrant immediately shall terminate and be of no further force or effect.]

         (This space intentionally left blank; signature page follows.)

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

                               TECHEDGE, INC.


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A
                               NOTICE OF EXERCISE
                    (To be executed upon exercise of Warrant)

TECHEDGE, INC.                                                   WARRANT NO.
                                                                            ----

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Techedge, Inc., as provided for therein, and (check the applicable box):

|_| Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of
$             for           shares of such securities.
 ------------    ----------

|_| Elects the Net Issue Exercise option pursuant to Section 1(b)(ii) of the
Warrant, and accordingly requests delivery of a net of             shares of
                                                       -----------
such securities, according to the following calculation:

            X = Y (A-B)       (       ) =  (        ) [(     ) - (     )]
                                            --------    -----     -----
                -------                   -------------------------------
                  A                                 (---------)

        Where X = the number of shares of Common Stock to be issued to Holder.

              Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

              A = the Current Market Price of one share of the Company's
                  Common Stock.

              B = the Exercise Price in effect under this Warrant on the date the net issue election is made pursuant to Section 1(b)(ii).

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and taxpayer identification number):

Name:
     -------------------------------------

Address:
        ----------------------------------

Taxpayer Identification Number:
                               -----------

Signature:
          --------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

                                    EXHIBIT B

                                   ASSIGNMENT
          (To be executed only upon assignment of Warrant Certificate)

                                                                 WARRANT NO.
                                                                            ----

For value received, the undersigned hereby sells, assigns and transfers unto the within Warrant Certificate, together with all right, title
----------------
and interest therein, and does hereby authorize Techedge, Inc. to transfer said Warrant Certificate on its books with respect to the number of shares set forth below, with full power of substitution in the premises:


--------------------------------------------------------------------------------
   Name(s) of Assignee(s)             Address                  # of Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If said number of shares shall not be all the shares represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares covered by said Warrant Certificate.

Dated:
       -----------------------------------

Name:
      ------------------------------------

Signature:
           -------------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.